                                                                     EXHIBIT 2.8

                              TRANSFER AGREEMENT

                                 BY AND AMONG

                         PREMIERE TECHNOLOGIES, INC.,

                          DUNES COMMUNICATIONS, INC.,
                     SANDS COMMUNICATIONS, INC. [ARIZONA],
                        SANDS COMM, INC. [NEW MEXICO],
                                SANDSCOMM, INC.

                                      AND

                     OWNER OF DUNES COMMUNICATIONS, INC.,
                     SANDS COMMUNICATIONS, INC. [ARIZONA],
                         SANDS COMM, INC. [NEW MEXICO]
                                      AND
                                SANDSCOMM, INC.






                           DATED AS OF APRIL 2, 1997

                              TRANSFER AGREEMENT
                              ------------------


   THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of April 2, 1997 by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"), Dunes Communications, Inc., a California corporation ("Dunes"), Sands Communications, Inc., an Arizona corporation ("Sands A"), Sands Comm, Inc., a New Mexico corporation ("Sands NM"), Sandscomm, Inc., a California corporation ("Sandscomm," and collectively with Dunes, Sands A and Sands NM, the "Company"), and those parties listed on the signature pages hereto as the owner of the Company (the "Owner").

                             W I T N E S S E T H:
                             - - - - - - - - - -

   WHEREAS, this Agreement provides for the acquisition of the Company by Premiere pursuant to the merger of Dunes, Sands A, Sands NM and Sandscomm with and into a wholly owned subsidiary of Premiere ("Merger Corp"), with Merger Corp as the surviving corporation in such mergers (the "Mergers");

   WHEREAS, the respective Boards of Directors of Premiere, Dunes, Sands A, Sands NM and Sandscomm have approved the terms and conditions set forth in this Agreement;

   WHEREAS, the Owner owns one hundred percent (100 %) of the equity interests in the Company;

   WHEREAS, this Agreement provides for all of the Owner's equity interests in the Company to be converted into the right to receive shares of Premiere Stock in connection with the Mergers;

   WHEREAS, it is also the intention of the parties hereto that the form of the transactions with respect to the Company, Premiere and Merger Corp shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes; and

   WHEREAS, it is also the intention of the parties hereto that the business combination to be effected by the Mergers be accounted for as a pooling of interests.


   NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                       I.  UNIFORM TERMS AND CONDITIONS
                       --------------------------------

   1.1  Incorporation by Reference.  The Uniform Terms and Conditions attached
        --------------------------
hereto as Exhibit A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms not defined herein shall have the meanings provided in the Uniform Terms.

                             II.  TERMS OF MERGER
                             --------------------

   2.1  The Mergers.
        -----------

          (a)  Dunes.

                    (i) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Dunes shall be merged with and into Merger Corp (the "Dunes Merger") in accordance with the provisions of the business corporation act under the laws of the State of California (the "California Act") and the laws of the State of Georgia (the "Georgia Act"). Merger Corp shall be the surviving corporation resulting from the Merger, shall thereafter conduct the business and operations of Dunes as a wholly owned subsidiary of Premiere and shall continue to be governed by the laws of the State of Georgia. The Dunes Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Premiere, Merger Corp and Dunes.

                    (ii) Subject to the provisions of this Agreement, the parties shall file Articles or a Certificate of Merger, as appropriate, executed in accordance with the relevant provisions of the California Act and a Certificate of Merger executed in accordance with the relevant provisions of the Georgia Act and shall make all other filings or recordings required under each such Act as soon as practicable on or after the Closing Date. The Dunes Merger shall become effective on the date and at the time documents reflecting the Mergers become effective with the Secretary of State of the States of Arizona, California, Georgia and New Mexico, as appropriate (the "Effective Time").

                    (iii) The charter and Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the charter and Bylaws of the surviving corporation in the Dunes Merger until otherwise amended or repealed, the directors of Merger Corp immediately prior to the Effective Time shall serve as the directors of the surviving corporation in the Dunes Merger from and after the Effective Time, and the officers of Merger Corp in office immediately prior to the Effective Time shall serve as the officers of the surviving corporation in the Dunes Merger from and after the Effective Time.

          (b)  Sands A.

                    (i) Subject to the terms and conditions of this Agreement, at the Effective Time, Sands A shall be merged with and into Merger Corp (the "Sands A Merger") in accordance with the provisions of the business corporation act under the laws of the State of Arizona (the "Arizona Act") and the Georgia Act. Merger Corp shall be the surviving corporation resulting from the Merger, shall thereafter conduct the business and operations of Sands A as a wholly owned subsidiary of Premiere and shall continue to be governed by the laws of the State of Georgia. The Sands A Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Premiere, Merger Corp and Sands A.

                    (ii) Subject to the provisions of this Agreement, the parties shall file Articles or a Certificate of Merger, as appropriate, executed in accordance with the relevant provisions of the Arizona Act and a Certificate of Merger executed in accordance with the relevant provisions of the Georgia Act and shall make all other filings or recordings required under each such Act as soon as practicable on or after the Closing Date. The Sands A Merger shall become effective at the Effective Time.

                    (iii) The charter and Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the charter and Bylaws of the surviving corporation in the Sands A Merger until otherwise amended or repealed, the directors of Merger Corp immediately prior to the Effective Time shall serve as the directors of the surviving corporation in the Sands A Merger from and after the Effective Time, and the officers of Merger Corp in office immediately prior to the Effective Time shall serve as the officers of the surviving corporation in the Sands A Merger from and after the Effective Time.

          (c)  Sands NM.

                    (i) Subject to the terms and conditions of this Agreement, at the Effective Time, Sands NM shall be merged with and into Merger Corp (the "Sands NM Merger") in accordance with the provisions of the business corporation act under the laws of the State of New Mexico (the "New Mexico Act") and the Georgia Act. Merger Corp shall be the surviving corporation resulting from the Merger, shall thereafter conduct the business and operations of Sands NM as a wholly owned subsidiary of Premiere and shall continue to be governed by the laws of the State of Georgia. The Sands NM Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Premiere, Merger Corp and Sands NM.

                    (ii) Subject to the provisions of this Agreement, the parties shall file Articles or a Certificate of Merger executed in accordance with the relevant provisions of the New Mexico Act and a Certificate of Merger executed in accordance with the relevant provisions of the Georgia Act and shall make all other filings or recordings required under each such Act as soon as practicable on or after the Closing Date. The Sands NM Merger shall become effective at the Effective Time.

                    (iii) The charter and Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the charter and Bylaws of the surviving corporation in the Sands NM Merger until otherwise amended or repealed, the directors of Merger Corp immediately prior to the Effective Time shall serve as the directors of the surviving corporation in the Sands NM Merger from and after the Effective Time, and the officers of Merger Corp in office immediately prior to the Effective Time shall serve as the officers of the surviving corporation in the Sands NM Merger from and after the Effective Time.

          (d)  Sandscomm.

                    (i) Subject to the terms and conditions of this Agreement, at the Effective Time, Sandscomm shall be merged with and into Merger Corp (the "Sandscomm Merger") in accordance with the provisions of the California Act and the Georgia Act. Merger Corp shall be the surviving corporation resulting from the Merger, shall thereafter conduct the business and operations of Sandscomm as a wholly owned subsidiary of Premiere and shall continue to be governed by the laws of the State of Georgia. The Sandscomm Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of Premiere, Merger Corp and Sandscomm.

                    (ii) Subject to the provisions of this Agreement, the parties shall file Articles or a Certificate of Merger executed in accordance with the relevant provisions of the California Act and a Certificate of Merger executed in accordance with the relevant provisions of the Georgia Act and shall make all other filings or recordings required under each such Act as soon as practicable on or after the Closing Date. The Sandscomm Merger shall become effective at the Effective Time.

                    (iii) The charter and Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the charter and Bylaws of the surviving corporation in the Sandscomm Merger until otherwise amended or repealed, the directors of Merger Corp immediately prior to the Effective Time shall serve as the directors of the surviving corporation in the Sandscomm Merger from and after the Effective Time, and the officers of Merger Corp in office immediately prior to the Effective Time shall serve as the officers of the surviving corporation in the Sandscomm Merger from and after the Effective Time.

   2.2  Conversion of Shares.  Subject to the provisions of this Section 2.2,
        --------------------
and in consideration for the transactions contemplated hereby, at the Effective Time, by virtue of the Mergers and without any action on the part of the parties hereto or the shareholders of any of the parties hereto, the shares of the constituent corporations of the Mergers shall be converted as follows:

          (a) Each share of Premiere Stock and each share of Merger Corp common stock issued and outstanding at the Effective Time shall remain issued and outstanding after the Effective Time.

          (b) All of the shares of the capital stock of Dunes, Sands A, Sands NM and Sandscomm ("Company Stock") (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 2.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive:

                    (i) the number of shares of Premiere Stock determined by dividing (A) the product of .9 multiplied by the Company Purchase Price, by (B) the Average Closing Price;

                    (ii) the number of shares of Premiere Stock determined by dividing (A) the product of .1 multiplied by the Company Purchase Price, by (B) the Average Closing Price (the "General Escrow Amount");
all as determined in accordance with Section 2.3 below (collectively, the "Consideration"). Subject to Section 2.2(d) below, the Consideration shall be issuable to the Owners pro rata in accordance with their ownership of Company Stock pursuant to Section 2.6, which ownership the Owner represents has not been adjusted in contemplation of the transactions described herein.

          (c) Any and all shares of Company Stock held as treasury shares by the Company shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

          (d) Upon consummation of the Merger, the Owners shall deliver the General Escrow Amount in negotiable form to the Escrow Agent to be held in escrow pursuant to the terms and conditions of the Escrow Agreements in the forms attached hereto as Exhibit B,
                                                                    ----------
which shall be executed and delivered by Premiere and the Owners at the Closing.

   2.3  Calculation of Consideration.  For purposes of determining the
        ----------------------------
Consideration issuable to the Owner pursuant to Section 2.2(b) above, the following shall apply:

          (a) "Average Closing Price" shall be the average of the daily last sale prices of Premiere Stock for the period consisting of twenty (20) consecutive trading days on which such shares are actually traded on the Nasdaq National Market (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by Premiere) ending at the close of trading on the first trading day immediately preceding the Closing; provided, however, that the Average Closing Price shall not be less than $22.50
--------  -------
nor more than $30.50 (collectively, $22.50 and $30.50 are referred to as the "Average Closing Price Limitations").

          (b) "Company Purchase Price" shall be the sum of (i) the amount determined by multiplying the Normalized EBITDA of the Company by the Stock Multiple, plus (ii) the amount of cash reflected on the Closing Date Balance
          ----
Sheet, minus (iii) the aggregate amount of principal and accrued and unpaid
       -----
interest under funded debt and capital lease obligations reflected on the Closing Date Balance Sheet, minus (iv) the amount by which the Transaction Costs
                            -----
exceed the Deductible Amount.

          (c)  "Deductible Amount" shall be an amount equal to $10,000.

          (d) "Normalized EBITDA" of the Company shall be an amount equal to $1,520,054.

          (e) "Registration Right" shall mean the right to include Premiere Stock issued in the Merger in a registration statement which Premiere intends to file as soon as reasonably practicable after the end of the first full fiscal quarter of Premiere containing the period of post-Merger combined operations required by ASRs 130 and 135, pursuant to the terms and conditions of the Stock Restriction and Registration Rights Agreement in the form attached hereto as of Exhibit C (the "Registration Rights Agreement").
---------

          (f)  "Stock Multiple" shall be six (6).

          (g) "Transaction Costs" shall mean all amounts incurred but unpaid by the Company in connection with (i) the negotiation and preparation of this Agreement, (ii) the preparation of the Audited Financial Statements, (iii) the consummation of the Transactions and (iv) one-half of the costs and expenses of public record searches pursuant to Section 5.9(b) of the Uniform Terms.

   2.4  Dissenting Shareholders.  Subject to Section 4.2, any holder of shares
        -----------------------
of voting capital stock of Dunes, Sands A, Sands NM or Sandscomm who perfects any available dissenters' rights in accordance with and as contemplated by the Arizona Act, the California Act or the New Mexico Act, as appropriate, shall be entitled to receive the value of such shares in cash from the Company after the Effective Time as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Arizona Act, the California Act or the New Mexico Act, as appropriate, and surrendered to the Company the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of Dunes, Sands A, Sands NM or Sandscomm fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, Premiere shall issue and deliver the consideration to which such holder is entitled under this Article II (without interest) upon surrender of certificates representing such shares held by such holder.

   2.5  Closing.  The Closing shall take place at the offices of Alston & Bird
        -------
LLP, Atlanta, Georgia, at 10:00 a.m. local time, on the date set forth in the Uniform Terms, provided all conditions set forth in Articles V and VI of the Uniform Terms and Articles IV and V of this Agreement have been satisfied or waived, or on such other date or at such other place and time mutually agreed upon by the parties.

   2.6  Exchange of Shares.  Promptly after the Effective Time, Premiere and
        ------------------
Company shall cause to be mailed to the former shareholders of Dunes, Sands A, Sands NM and Sandscomm appropriate transmittal materials for the surrender of the certificate or certificates formerly representing their shares of Company Stock in exchange for shares of Premiere Stock as provided in this Agreement. Until surrendered for exchange in accordance herewith, each certificate theretofore representing shares of Company Stock shall from and after the Effective Time represent only the right to receive the Consideration provided in this Agreement in exchange therefor. No certificates representing fractional shares will be issued as a result of the Mergers. Each holder of shares of Company Stock exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Premiere Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premiere Common Stock multiplied by the Average Closing Price.

   2.7  Purchase for Investment, Etc.  The Owner represents and warrants the
        -----------------------------
following to Premiere:

               (a) such Owner has accurately completed the Investor Questionnaire required by Premiere prior to or contemporaneous with the execution of the Transfer Agreement and the statements therein are true and correct and acknowledges that Premiere has relied upon such statements in entering into this Agreement;

               (b) such Owner is acquiring Premiere Stock for such Owner's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act;

               (c) such Owner (i) has sufficient knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in Premiere Stock, (ii) has the ability to bear the economic risk of acquiring Premiere Stock for an indefinite period and to afford a complete loss thereof and (iii) has had an opportunity to ask questions of and to receive answers from the officers of Premiere and to obtain additional information in writing as requested, which has been made available to and examined by such Owner or such Owner's advisors; and

               (d) such Owner (i) acknowledges that Premiere Stock has not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agrees not to transfer all or any Premiere Stock received by such Owner unless such transfer has been registered or is exempt from registration under applicable securities laws and (iii) acknowledges that the certificate(s) representing Premiere Stock shall bear the following legend with respect to the restrictions on transfer under applicable securities laws:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."

   2.8  Accounting, Tax and Regulatory Matters.  Each Owner and the Company,
        --------------------------------------
jointly and severally, represents and warrants to Premiere that neither the Company, any Owner nor any Affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Mergers from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents referred to in Section 5.6 of the Uniform Terms or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                          III.  ADDITIONAL AGREEMENTS
                          ---------------------------

   3.1  Filings with State Offices.  Upon the terms and subject to the
        --------------------------
conditions of this Agreement, Dunes, Sands A, Sands NM, Sandscomm and Merger Corp shall execute and file documents reflecting the Mergers with the Secretary of State of the States of Arizona, California, Georgia and New Mexico, as appropriate, in connection with the Closing.

   3.2  Conditions to Closing.  The Company, the Owner and Premiere agree to use
        ---------------------
their commercially reasonable best efforts to satisfy the closing conditions set forth in Articles IV and V of this Agreement by the date indicated therein or the Closing Date, as applicable.

   3.3  Additional Indemnification Items.  Subject to Sections 8.2 through 8.6
        --------------------------------
of the Uniform Terms, the Owner and, if the Transactions involve an Asset Transfer, the Company, shall jointly and severally indemnify and hold harmless Premiere, and its officers, directors, agents or affiliates, from and against any and all Losses suffered or incurred by any such party by reason of or arising out of any of the following:

          (a) a breach of Section 2.19 of the Uniform Terms as it relates to liability for sales or income tax (irrespective of whether disclosed on Schedule 2.19 or in the Financial Statements).

   3.4  Tax Matters.  The Owner understands that (i) while it is the mutual
        -----------
intention of the parties hereto that the Mergers qualify as tax-free plans of reorganization under Section 368(a) of the Code, Premiere makes no representation or warranty regarding the tax treatment of this Agreement or the Mergers, (ii) the Closing is not subject to a condition that an Internal Revenue Service ruling or tax opinion be obtained as to the federal income tax consequences of this Agreement or the Mergers, and (iii) the Company and the Owner shall look to their respective advisors for advice concerning the tax consequences of this Agreement and the Mergers.

   3.5  Registration Rights.  At the Closing, Premiere and the Owner shall
        -------------------
execute and deliver the Registration Rights Agreement.

   3.6  Accounting Treatment.
        --------------------

          (a) The Company and each of the Owner has accurately completed the Pooling Questionnaire required by Premiere prior to or contemporaneous with the execution of this Agreement, and the statements therein are true and correct.

          (b) Premiere, the Company and each of the Owners agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes. Without limiting the foregoing, the Company and each of the Owners agrees not to sell, transfer, or otherwise dispose of his, her or its interests in, or reduce his, her or its risk relative to, any of the shares of Premiere Common Stock received in connection with the Merger until such time as Premiere notifies the Company and each such Owner that the requirements of ASRs 130 and 135 have been met. The Company and each of the Owners understands that ASRs 130 and 135 relate to the publication of financial results of at least thirty (30) days of post-Merger combined operations of Premiere and the Company. Premiere agrees that it shall publish such results within forty-five (45) days after the end of the first fiscal quarter of Premiere containing the required period of post-Merger combined operations and that it shall notify the Company and each of the Owners promptly following such publication. Premiere shall be entitled to place the following restrictive legend on the shares of Premiere Stock issued pursuant to the Merger to enforce the foregoing restrictions:

     "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Premiere Technologies, Inc. ("Premiere") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected.

   3.7  Affiliate Agreements.  The Company has disclosed in Schedule 3.7 all
        --------------------                                ------------
Persons whom it reasonably believes is an "affiliate" of the Company for purposes of Rule 145 under the 1933 Act. The Company shall use its reasonable efforts to cause each such Person to deliver to Premiere at least 30 days prior to the Effective Time a written agreement, substantially in the form attached hereto as Exhibit D.
          ---------

   3.8  Tax Representations.  In connection with the opinion to be rendered to
        -------------------
Premiere by Alston & Bird to the effect that the transactions contemplated hereby will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, the Owner shall furnish such counsel with such representations as to their plans for the disposition of the shares of Premiere Stock to be received in the Transactions as such counsel shall reasonably request.

   3.9  Restricted Stock.  All contractual restrictions or limitations on
        ----------------
transfer with respect to Company Stock under any plan, program, contract or arrangement, to the extent that such restrictions or limitations have not already lapsed (whether as a result of the Transactions or otherwise), and except as otherwise expressly provided in such plan, program, contract or arrangement, shall remain in full force and effect with respect to shares of Premiere Stock into which such restricted stock is converted pursuant to Section
2.2 of this Transfer Agreement.

   3.10  Exchange Listing.  Premiere shall use its reasonable efforts to list,
         ----------------
prior to the Effective Time, on the Nasdaq National Market the shares of Premiere Stock to be issued to the Owner pursuant to the Transactions, and Premiere shall give all notices and make all filings with the NASD required in connection with the Transactions.


            IV.  SUPPLEMENTAL CONDITIONS TO OBLIGATIONS OF PREMIERE
            -------------------------------------------------------

   In addition to the conditions of Premiere contained in Article V of the Uniform Terms, the obligation of Premiere to consummate the Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

   4.1  Approval of Owner.  The Owner shall have approved the Mergers in
        -----------------
accordance with the requirements of the Arizona Act, the California Act and the New Mexico Act, as appropriate, and the Company shall have provided Premiere certified copies of such resolutions, and Owner shall not have exercised any of the rights described in Section 2.4.

   4.2  Grand Solution Documents.  VTNLP, VTE, the NAP and each of the
        ------------------------
Franchisee Companies shall have executed and delivered the Grand Solution Documents reflecting the terms described in Exhibit E hereto in form and
                                            ---------
substance reasonably satisfactory to Premiere.

   4.3  Audited Financial Statements.  Premiere shall have received balance
        ----------------------------
sheets of the Company as of December 31, 1995 and 1996 and the related statements of operations, cash flows and changes in owner's equity for the fiscal years then ended (collectively, the "Audited Financial Statements") prepared in accordance with GAAP and Regulation S-X promulgated by the Commission, accompanied by an unqualified audit opinion of Arthur Andersen LLP relating thereto. The Audited Financial Statements shall not reflect any material change in the Company's financial condition or results of operations from the condition and results reported in the Financial Statements delivered by the Company prior to the execution of this Agreement.

   4.4  Pooling Letter.  Premiere shall have received a letter, dated as of the
        --------------
Effective Time, in form and substance reasonably acceptable to Premiere, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling of interests accounting treatment, and no action shall have been taken by any regulatory authority or any statute, rule, regulation or order enacted, promulgated or issued by any regulatory authority, or any proposal made for any such action by any regulatory authority which is reasonably likely to be put into effect, that would prevent Premiere from accounting for the business combination to be effected by the merger as a pooling of interests.

   4.5  Reorganization Opinion.  Premiere shall have received an opinion of
        ----------------------
Alston & Bird LLP, counsel to Premiere, to the effect that the transactions contemplated by the Agreement, including the Mergers, will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

   4.6  Affiliate Obligations.  Any and all obligations of the Company to or in
        ---------------------
respect of the Company's "Wildfire" affiliates shall have been terminated.

           V.  SUPPLEMENTAL CONDITIONS TO OBLIGATIONS OF THE COMPANY
           ---------------------------------------------------------
                                 AND THE OWNER
                                 -------------

   In addition to the conditions of the Company and the Owner contained in
Article VI of the Uniform Terms, the obligation of the Company and the Owner to consummate the Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

   5.1  Approval of Premiere and Merger Corp.  The Board of Directors of
        ------------------------------------
Premiere and the Board of Directors and the shareholder of Merger Corp shall have approved the Mergers in accordance with the requirement of applicable state law. Premiere and Merger Corp shall have provided the Company certified copies of such resolutions.

   5.2  Registration Rights.  Premiere and each Owner shall have executed and
        -------------------
delivered a Registration Rights Agreement.


                              VI.  MISCELLANEOUS
                              ------------------

   6.1  Notices.  The addresses for notices in accordance with Section 10.1 of
        -------
the Uniform Terms for the Company and the Owner are as follows:

   If to the Company:                                            With a copy to:

                         5111 N. Scottsdale Rd., Suite 106       Baker & Hostetler LLP
                         Scottsdale, AZ  85250                   1900 East 9th Street
                         Attn:  Paul Sandler                     Cleveland, OH  44114-3485
                         Phone:  (___) ___-____                  Attn:  Michael P. McNamara, Jr.
                         Fax:    (___) ___-____                  Phone:  (216) 621-0200
                                                                 Fax:    (216) 696-0740

   If to the Owner:                                              With a copy to:

                         5111 N. Scottsdale Rd., Suite 106       Baker & Hostetler LLP
                         Scottsdale, AZ  85250                   1900 East 9th Street
                         Attn:  Paul Sandler                     Cleveland, OH  44114-3485
                         Phone:  (___) ___-____                  Attn:  Michael P. McNamara, Jr.
                         Fax:    (___) ___-____                  Phone:  (216) 621-0200
                                                                 Fax:    (216) 696-0740

   6.2  Owner's Representative.  The Owner's Representative for purposes of
        ----------------------
Section 10.2 of the Uniform Terms shall be Paul Sandler, who shall serve as the Owner's Representative under the terms of said Section 10.2 of the Uniform Terms.

   6.3  Certain Definitions.  In addition to the terms defined elsewhere herein
        -------------------
and in the Uniform Terms, as used in this Agreement:

          (a)  "Anticipated Closing Date" shall mean April 30, 1997.
                ------------------------

          (b)  "Knowledge" of the Company shall mean the personal knowledge
                ---------
          after due inquiry of those facts that are known or should reasonably have been known after due inquiry by Paul Sandler and the knowledge of any such Person obtained or which would have been obtained from a reasonable investigation.

          (c)  "Outside Closing Date" shall mean June 30, 1997.
                --------------------

                   [SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                        PREMIERE:

                                        PREMIERE TECHNOLOGIES, INC.,
                                        a Georgia corporation

                                        By:  /s/Patrick G. Jones
                                           -------------------------------------
                                             Patrick G. Jones
                                        Title:  Sr. V.P.
Attest:

By:  /s/Douglas B. Hadaway
   ----------------------------------
   Douglas B. Hadaway
Title:  Assistant Secretary

                                        DUNES:

                                        DUNES COMMUNICATIONS, INC.,
                                        a California corporation

                                        By:  /s/Paul Sandler
                                           -------------------------------------
                                             Paul Sandler
                                        Title:  President
Attest:

By:  /s/Elaine K. Sandler
   ----------------------------------
   Elaine K. Sandler
Title:  Secretary


                                        SANDS A:

                                        SANDS COMMUNICATIONS, INC.,
                                        an Arizona corporation

                                        By:  /s/Paul Sandler
                                           -------------------------------------
                                             Paul Sandler
                                        Title:  President
Attest:

By:  /s/Elaine K. Sandler
   ----------------------------------
   Elaine K. Sandler
Title:  Secretary

                 [SIGNATURES CONTINUED ON THE FOLLOWING PAGE.]

                                        SANDS NM:

                                        SANDS COMM, INC.,
                                        a New Mexico corporation


                                        By:  /s/Paul Sandler
                                           -------------------------------------
                                             Paul Sandler
                                        Title:  President
Attest:

By:  /s/Elaine K. Sandler
   ----------------------------------
   Elaine K. Sandler
Title:  Secretary


                                        SANDSCOMM:

                                        SANDS COMM, INC.,
                                        a California corporation


                                        By:  /s/Paul Sandler
                                           -------------------------------------
                                             Paul Sandler
                                        Title:  President
Attest:

By:  /s/Elaine K. Sandler
   ----------------------------------
   Elaine K. Sandler
Title:  Secretary


                                        OWNER:


                                        /s/Paul Sandler
                                        ----------------------------------------
                                        Paul Sandler,
                                        an individual resident of the
                                        State of AZ
Witness:

By:  /s/Elaine K. Sandler
   ----------------------
   Elaine K. Sandler